CONTACT:	Julie Lorigan
Vice President, Investor Relations
(781) 741-7775

Margery B. Myers
Vice President, Corporate Communications and Public Relations
(781) 741-4019

Cara O’Brien - Investor Relations
Stephanie Sampiere - Media Relations
Financial Dynamics
(212) 850-5600

TALBOTS ANNOUNCES JANUARY COMPARABLE STORE
SALES DECREASE OF 11.8%, DUE TO SOFT SELLING
OF FALL/HOLIDAY CLEARANCE MERCHANDISE

Regular-Price Comps of Spring Product Continue Positive for the Month

        Hingham, MA, February 5, 2004 – The Talbots, Inc. (NYSE: TLB) today announced total Company sales for fiscal January, the four weeks ended January 31, 2004, decreased 5% to $105.4 million from $111.2 million for the four weeks ended February 1, 2003. Comparable store sales decreased 11.8% for the month.

        The Company also announced sales for the fiscal fourth quarter, the thirteen weeks ended January 31, 2004, were approximately even at $431.5 million compared to $431.8 million for the thirteen weeks ended February 1, 2003. Retail store sales increased 2% to $371.3 million compared to $363.5 million last year. Comparable store sales decreased 4.7% for the thirteen-week period. Catalog sales decreased 12% to $60.2 million from $68.3 million in the prior year, due to a combination of very lean inventories and reduced circulation.

        Sales for the fifty-two weeks ended January 31, 2004 increased 2% to $1,624.3 million from $1,595.3 million for the fifty-two weeks ended February 1, 2003. Retail store sales increased 3% to $1,384.9 million compared to $1,347.9 million last year. Comparable store sales decreased 3.8% for the fifty-two week period. Catalog sales decreased 3% to $239.4 million compared to $247.4 million last year.

(continued)

Page 2.

        Arnold B. Zetcher, Chairman, President and Chief Executive Officer, commented, “As previously stated, given our very lean inventory position, we anticipated that sales of our fall and holiday clearance merchandise would continue to be soft in January. Although our markdown selling during the period was weaker than we had expected, we remain comfortable with our previously announced range of $0.37 - $0.41 per diluted share, versus the $0.48 reported last year.”

        “Looking forward, in terms of our new spring assortments, our regular-price sales trends were positive in both December and January and our early spring catalog performed well above plan. As we move further into the selling season, we will be increasing our inventory levels in anticipation of what we believe will be healthy demand for our new spring receipts. In addition, later this month, we will be launching a comprehensive spring marketing program, which includes national television, magazine and newspaper advertising, as well as a variety of other activities to help drive customer traffic,” concluded Mr. Zetcher.

        Talbots is a leading national specialty retailer and cataloger of women’s, children’s and men’s classic apparel, shoes and accessories. The Company currently operates 977 stores – 492 Talbots Misses stores, including 20 Talbots Misses stores in Canada and five Talbots Misses stores in the United Kingdom; 266 Talbots Petites stores, including two Talbots Petites stores in Canada; 41 Talbots Accessories & Shoes stores; 68 Talbots Kids stores; 79 Talbots Woman stores, including one Talbots Woman store in Canada; six Talbots Mens stores; one Talbots Collection store; and 24 Talbots Outlet stores. Its catalog operation circulated approximately 47 million catalogs worldwide in fiscal 2003. Talbots on-line shopping site is located at www.talbots.com.

        For more detailed information, please visit our website at www.talbots.com, or call (703) 736-7208 to listen to The Talbots, Inc. monthly sales recording.

(continued)

Page 3.

The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. The statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “outlook,” “will,” or similar statements or variations of such terms. All of the “outlook” information (including future revenues, comparable sales, earnings and EPS, and other financial performance or operating measures) constitutes forward-looking information. Our forward-looking statements are based on our current expectations, assumptions, estimates and projections about our Company including assumptions and projections concerning store traffic, levels of store sales including regular-price selling and markdown selling, and customer preferences. Our forward looking statements involve material known and unknown risks and uncertainties as to future events which may or may not occur, including, effectiveness of the Company’s brand awareness and marketing programs, effectiveness and profitability of new concepts including the Mens concept, effectiveness of its e-commerce site, acceptance of Talbots fashions, including its current Spring 2004 fashions, the Company’s ability to anticipate and successfully respond to changing customer tastes and preferences and to produce the appropriate balance of merchandise offerings, the Company’s ability to sell its Spring merchandise at regular prices as well as its ability to successfully execute its major sale events including the timing and levels of markdowns, retail economic conditions including consumer spending, consumer confidence and a continued highly uncertain economy, and the impact of a continued highly promotional retail environment. In each case, actual results may differ materially from such forward-looking information. Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s Current Report on Form 8-K dated October 30, 1996 filed with the Securities and Exchange Commission (a copy of which may also be obtained from the Company at 781-741-4500) as well as other periodic reports filed by the Company with the Securities and Exchange Commission and available on the Talbots website under “Investor Relations”, and you are urged to carefully consider all such factors. In light of the substantial uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a guarantee or representation that such forward-looking matters will in fact be achieved. The Company assumes no obligation for updating or revising any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

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TALBOTS ANNOUNCES JANUARY SALES

MESSAGE POINTS

FEBRUARY 5, 2004

•	The following pre-recorded comments covering January sales results include forward-looking statements relating to the Company’s expectations and beliefs concerning our future business and financial performance. These forward-looking statements are based on various assumptions and projections and are subject to substantial risks and uncertainties. Actual results may differ materially. For further details, please review the risk factors and cautionary statements in this morning’s sales release as well as in our SEC periodic reports, including our Form 10-K and Form 10-Qs. We’ll also conclude these pre-recorded comments with a forward-looking cautionary statement.

•	Good morning everyone. This is Ed Larsen, Talbots Chief Financial Officer. Welcome to our prerecorded comments covering our January sales results. Please note that my prepared remarks will conclude with the full forward-looking statement disclaimer.

•	This morning we announced our total Company sales for fiscal January, the four weeks ended January 31, 2004. Total sales decreased 5% to $105.4 million from $111.2 million for the four weeks ended February 1, 2003. Comp store sales decreased 11.8% for the month. For additional financial details on the fourth quarter and full fiscal year, please refer to today’s press release.

•	Looking at comp store performance by concept for the month, the quarter and the full year, the results were as follows. Our U.S. Misses stores were down 13% for the month, down 5% for the quarter and down 4% for the full year, followed by U.S. Petites stores, down 10% for the month, down 4% for the quarter and down 2% for the full year. Our Kids stores were down 20% for the month, down 8% for the quarter and down 7% for the full year. And our Accessories & Shoes stores decreased 12% for the month, decreased 4% for the quarter and decreased 8% for the full year.

•	Moving to comp performance by region: the Northeast was down 16% for the month, down 5% for the quarter and down 5% for the year. The South was down 10% for the month, down 5% for the quarter, and down 3% for the full year. The Midwest was down 15% for the month, down 6% for the quarter and down 4% for the year; and finally the West was down 5% for the month, down 2% for the quarter and down 3% for the year to date.

•	In terms of our January performance, as previously stated, given our lean inventory position, we anticipated that sales of our fall and holiday clearance merchandise would continue to be soft in the month. Although our markdown selling during the period was weaker than we had expected, we remain comfortable with our previously announced range of $0.37 - $0.41 per diluted share, versus the $0.48 reported last year.

•	The primary focus of our merchandise for this month was our clearance sale. However, in terms of early spring, regular-price sales particularly in refined sportswear were healthy.

•	In Talbots Kids, we believe that the severe weather impacted traffic flow in the month. In addition, we advanced our outerwear sale to November this year from December last year, which also impacted results.

•	We ended the year with inventory per square foot in our U.S. Women’s business down 8%. As we move further into the spring selling season, we will be increasing our inventory levels in anticipation of what we believe will be healthy demand for our new spring receipts. At the end of the first quarter, as we stated last month, our plan is for inventories to be up low single digits on a per square foot basis.

•	In terms of our spring assortments, our regular-price sales trends were positive in both December and January. As we look ahead to February, given that it is the smallest volume month of the year and we are still in sale until after the Presidents Day holiday, our plan for February comparable store sales is slightly positive.

•	Turning to catalog, we are pleased with the performance of our first spring book, which was mailed to customers in late December and continues to trend well above plan and last year. Our most recent spring catalog, spring 2, was just mailed to customers this past week and our main spring catalog will be mailed to customers in early March.

•	And finally, later this month, we will be launching a comprehensive spring marketing program, which includes national television, magazine and newspaper advertising, as well as a variety of other activities to help drive customer traffic.

•	As a reminder — we are planning to report fourth quarter and year-end earnings on Wednesday, March 10, with a conference call scheduled for 10:00 a.m.

•	Thank you.

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The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. The statements may be identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “outlook,” “will,” or similar statements or variations of such terms. All of the “outlook” information (including future revenues, comparable sales, earnings and EPS, and other financial performance or operating measures) constitutes forward-looking information. Our forward-looking statements are based on our current expectations, assumptions, estimates and projections about our Company, including assumptions and projections concerning store traffic, levels of store sales including regular-price selling and markdown selling, and customer preferences. Our forward looking statements involve material known and unknown risks and uncertainties as to future events which may or may not occur, including, effectiveness of the Company’s brand awareness and marketing programs, effectiveness and profitability of new concepts including the Mens concept, effectiveness of its e-commerce site, acceptance of Talbots fashions, including its current Spring 2004 fashions, the Company’s ability to anticipate and successfully respond to changing customer tastes and preference, and to produce the appropriate balance of merchandise offerings, the Company’s ability to sell its Spring merchandise at regular prices as well as its ability to successfully execute its major sale events including the timing and levels of markdowns, retail economic conditions including consumer spending, consumer confidence and a continued highly uncertain economy, and the impact of a continued highly promotional retail environment. In each case, actual results may differ materially from such forward-looking information. Certain other factors that may cause actual results to differ from such forward-looking statements are included in the Company’s Current Report on Form 8-K dated October 30, 1996 filed with the Securities and Exchange Commission (a copy of which may also be obtained from the Company at 781-741-4500) as well as other periodic reports filed by the Company with the Securities and Exchange Commission and available on the Talbots website under “Investor Relations”, and you are urged to carefully consider all such factors. In light of the substantial uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a guarantee or representation that such forward-looking matters will in fact be achieved. The Company assumes no obligation for updating or revising any such forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

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